UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2006

BriteSmile, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-17594	87-0410364

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

460 North Wiget Lane Walnut Creek, California	94598

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On May 1, 2006, BriteSmile, Inc. (the “Company”) gave notice to Dental Spas, LLC, an Iowa limited liability company (“Dental Spas”), that the Company was exercising its right to terminate the Limited Liability Company Membership Purchase Agreement (the “Purchase Agreement”) dated January 13, 2006 between the Company and Dental Spas.  Pursuant to the Purchase Agreement, Dental Spas agreed to purchase the Company’s business consisting of operating dedicated centers to offer teeth-whitening procedures and products (the “Spa Centers Business”).  Through the Spa Centers Business, teeth whitening procedures are performed using the Company’s whitening technology in 17 Centers throughout the United States.  In addition, the sale was to include the Company’s business of selling teeth whitening products, including its BriteSmile-to-Go whitening pen, toothpaste and mouthwash products, directly and through third party retail channels.  The purchase price was approximately $20,000,000, plus the assumption of certain continuing obligations of the Company relating to its Spa Centers Business.  A copy of the Purchase Agreement was filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 19, 2006.

The agreed closing conditions were not satisfied and pursuant to its terms, the Purchase Agreement was terminated by the Company.  The Board of Directors of the Company determined that it was in the best interests of the Company’s shareholders to terminate the Purchase Agreement with Dental Spas.  A copy of the Company’s press release regarding the announcement of the termination of the Purchase Agreement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure if Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          (b)  On May 1, 2006, the Company announced that its President, Dr. Julian Feneley, will leave the Company on June 1, 2006 to pursue other opportunities.  Dr. Feneley will continue to serve as a director of the Company.  A copy of the Company’s press release regarding this announcement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

          (c)  On May 1, 2006, the Company announced that John Reed, a current director of the Company, was appointed Chief Executive Officer of the Company effective immediately.  Mr. Reed previously served as the Company’s Chief Executive Officer from June 1999 to April 2004.  A copy of the Company’s press release regarding this announcement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by the Company dated May 1, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BriteSmile, Inc.

By:	/s/ Kenneth Czaja

Kenneth Czaja
Chief Financial Officer

Date:  May 1, 2006